Exhibit 10.3

Smithfield Foods, Inc.
2008 Incentive Compensation Plan

Performance Share Unit Award

You have been selected to receive a Performance Share Unit Award under the Smithfield Foods, Inc. 2008 Incentive Compensation Plan (the “Plan”), as specified below:

Participant: _________________

Number of Performance Share Units Units:  Up to _________

Performance Period:  Fiscal 2011 (fiscal year ending May 1, 2011)

Performance Measure: Packaged Meats Volume Growth (as defined below)

THIS AGREEMENT, effective on June 15, 2011, represents the grant of Performance Share Units by Smithfield Foods, Inc., a Virginia corporation (the “Company”), to the Participant named above, pursuant to the provisions of the Plan.  All capitalized terms shall have the meanings in the Plan.  The parties agree as follows:

1.Performance Period. The Performance Period is the Company’s 2011 fiscal year ending May 1, 2011.

2.Value of Performance Share Units. Each Performance Share Unit shall represent and have a value equal to one share of Company Stock, subject to adjustment as provided in Section 16 of the Plan.

3.Performance Share Units and Achievement of Packaged Meats Volume Growth. Subject to the remaining terms and conditions of this Agreement, the number of Performance Share Units to be granted under this Award shall be based upon the Percentage of Packaged Meats Volume Growth (as defined below) during the Performance Period under the table below:

Percentage of Packaged Meats Volume Growth	Number of Performance Share Units Granted

Less than 3%	0
At least 3% but less than 4%	_______
At least 4% but less than 5%	_______
At least 5%	_______

No additional Performance Share Units will be granted for a percentage of Packaged Meats Volume Growth between any of the percentages on the above table.

The Percentage of Packaged Meats Volume Growth is defined as follows:

Packaged Meats is the packaged meat portion of the Company’s Pork reporting segment as identified on the Company’s audited financial statements.  Packaged Meats Volume is the Packaged Meats sales (in pounds) as reported in the Company’s audited financial statements.  The Packaged Meats Volume Growth is measured as the increase in Packaged Meats Volume during Fiscal 2011 compared to Packaged Meats Volume in Fiscal 2010.  Fiscal 2011 is the Company’s fiscal year ending May 1, 2011.  Fiscal 2010 is the Company’s fiscal year ending May 2, 2010.  The Percentage of Packaged Meats Volume Growth is the Packaged Meats Volume for Fiscal 2011 divided by the Packaged Meats Volume for Fiscal 2010.

For any Performance Share Unit to be granted, the Company also must achieve Profit Before Tax of at least One Hundred Million Dollars ($100,000,000) in Fiscal 2011.  Profit Before Tax is the net income before deduction for income taxes of the Company as a whole.

4.Vesting.   Except as provided in Section 5, the Participant shall become vested in the number of Performance Share Units, if any, granted as specified in Section 3, only if the Participant’s employment with the Company continues until June 14, 2011 (the “Payment Date”) when the Performance Share Units, if any, will be fully vested.

5.Termination Provisions. Except as provided in the next paragraph, the Participant shall be eligible for vesting and payment of earned Performance Share Units, as specified in Section 3, only if the Participant’s employment with the Company continues through the Payment Date.

If the Participant suffers a Disability or dies, or in the event of the Participant’s Retirement, the requirement that the Participant be employed by the Company through the Payment Date is waived.  In such a case, the Participant (or in the event of the Participant’s death, the Participant’s beneficiary) shall be eligible for a pro rata portion of the number of Performance Share Units granted under Section 3 equal to his number of full months of employment during the Performance Period divided by twelve (12).  Vesting and payment shall be made on the Payment Date.

In the event of the termination of the Participant’s employment by the Participant or the Company for any reason other than the Participant’s Disability or death during the Performance Period, the Participant shall forfeit any unvested portion of this Award, with no payment to the Participant.  The Participant’s transfer of employment to the Company or any Related Company from another Related Company or the Company during the Performance Period shall not constitute a termination of employment.

5.Dividends. The Participant shall have no right to any dividends which may be paid with respect to shares of Company Stock until any such shares are delivered to the Participant on or following a Payment Date.

6.Form and Timing of Payment of Performance Share Units. Payment of the vested Performance Share Units shall be made in Company Stock.  Payment for vested Performance Share Units shall be made on or as soon as administratively practicable (but in any event no later than 2 ½ months) following the Payment Date.

7.Tax Withholding. The Company shall have the power and the right to deduct or withhold Company Stock, or require the Participant or beneficiary to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Award.

8.Nontransferability. Performance Share Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

9.Administration. This Award and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Award, all of which shall be binding upon the Participant. Any inconsistency between the Award and the Plan shall be resolved in favor of the Plan.

10.Specific Restrictions Upon Shares.  The Participant hereby agrees with the Company as follows:

(a)
The Participant shall acquire the shares of Company Stock issuable with respect to the Performance Share Units granted hereunder for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the “1933 Act”), and shall not dispose of any such Stock in transactions which, in the opinion of counsel to the Company, violate the 1933 Act, or the rules and regulations thereunder, or any applicable state securities or “blue sky” laws;

(b)
If any shares of Company Stock acquired with respect to the Performance Share Units shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any such Stock shall be made by the Participant under such circumstances that he or she (or such other person) may be deemed an underwriter, as defined in the 1933 Act; and

(c)	The Company shall have the authority to endorse upon the certificate or certificates representing the Shares acquired hereunder such legends referring to the foregoing restrictions.

11.Miscellaneous.

(a)
Change of Control.  In the event of a Qualifying Change of Control, the maximum number of Performance Share Units shall be granted under this Award and shall be fully vested and payment for vested Performance Share Units shall be made immediately.  The date of a Qualifying Change of Control shall be considered a Payment Date for purposes of this Agreement.

(b)
Adjustments to Shares. Subject to Plan Section 16, in the event of any merger, reorganization, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, the Committee or Board if Directors of the Company may make such substitution or adjustments in the aggregate number and kind of shares of Company Stock subject to this Performance Share Unit Award as it may determine, in its sole discretion, to prevent dilution or enlargement of rights.

(c)
Notices.  Any written notice required or permitted under this Award shall be deemed given when delivered personally, as appropriate, either to the Participant or to the Executive Compensation Department of the Company, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed, as appropriate, either to the Participant at his or her address set forth above or such other address as he or she may designate in writing to the Company, or to the Attention: Corporate Secretary., at its headquarters office or such other address as the Company may designate in writing to the Participant.

(d)
Failure To Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of this Award shall in no way be construed to be a waiver of such provision or of any other provision hereof.

(e)
Governing Law.  All questions concerning the construction, validity and interpretation of this Award shall be governed by and construed according to the internal law, and not the law of conflicts, of the Commonwealth of Virginia, except that questions concerning the relative rights of the Company and the Participant with respect to Shares, shall be governed by the corporate law of the Commonwealth of Virginia.

(f)
Provisions of Plan.  The Performance Share Units provided for herein are granted pursuant to the Plan, and said Performance Share Units are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Award solely by reference or expressly cited herein.  If there is any inconsistency between the terms of this Award and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Award.

(g)
Code section 162(m).  It is intended that payments pursuant to this Award to a Participant who is a “covered officer” within the meaning of section 162(m) of the Internal Revenue Code constitute “qualified performance-based compensation” within the meaning of section 1.162.27(e) of the Income Tax Regulations.  To the maximum extent possible, this Award and the Plan shall be so interpreted and construed.  No amounts in excess of the number of Performance Share Units earned under Section 3 of this Award shall be paid to the Participant.

(h)
Section 16 Compliance.  If the Participant is subject to Section 16 of the Exchange Act, except in the case of death or disability, at least six months must elapse from the date of acquisition of the Performance Share Units granted hereunder to the date of the Participant’s disposition of such Performance Share Units or the underlying shares of Stock.

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IN WITNESS WHEREOF, the Company has executed this Award in duplicate as of this 15th day of June, 2010.

SMITHFIELD FOODS, INC.

           By: __________________

The undersigned hereby accepts, and agrees to, all terms and provisions of the forgoing Award.

_____________________
 Participant